Exhibit 99.1

For Immediate Release

VERI-TEK INTERNATIONAL, CORP. ANNOUNCES APPOINTMENT OF MARVIN B. ROSENBERG AS NEW BOARD MEMBER

WIXOM, MI. August 7 – Veri-Tek International, Corp. (AMEX: VCC)(“Veri-Tek” or the “Company”) today announced that at its August 1, 2006 Board of Directors Meeting, Mr. Marvin B. Rosenberg has been unanimously elected to the Board of Directors of the Company. Mr. Rosenberg, formerly, was Senior Vice President, General Counsel and a member of the Board of Directors of Terex Corporation. Commenting on the election, Mr. Langevin, Chairman of the Board of Veri-Tek International, Corp. stated “we welcome Marvin’s vast experience gained while helping to grow Terex, as well as his counsel, judgment and independence. I am confident that his background will prove invaluable as we continue to expand Veri-Tek.”

SAFE HARBOR STATEMENT

Certain statements made by Veri-Tek International, Corp. in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non- historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Veri-Tek’s public filings with the Securities and Exchange Commission. Veri-Tek does not intend or undertake any obligation to update any forward-looking statements.

For Additional Information Contact:

Michael C. Azar
Veri-Tek International, Corp.
248.220.2001